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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K/A

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                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 15, 2005

                              KATY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                         001-05558              75--1277589
(State of Incorporation)        (Commission File Number)        (IRS Employer
                                                             Identification No.)

                              765 Straits Turnpike
                          Middlebury, Connecticut 06762
               (Address of principal executive offices) (Zip Code)

                                 (203) 598-0397
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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      The Current  Report on Form 8-K filed May 31, 2005 is hereby being amended to incorporate changes to the compensation package for Anthony T. Castor III pursuant to a final employment agreement between Mr. Castor and Katy Industries, Inc. (the "Company"). The terms of the employment agreement were finalized on July 15, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 24, 2005, the Company's Board of Directors (the "Board") appointed Anthony T. Castor, III as President and Chief Executive Officer, effective June 1, 2005. In addition, Mr. Castor was appointed as a member of the Board, also effective June 1, 2005.

      The Compensation Committee of the Board approved a compensation package for Mr. Castor which among other things, includes a grant of 750,000 options to purchase the Company's common stock, vesting in 3 annual installments. We initially reported that the options were granted on May 26, 2005 with an exercise price of $3.59. It was subsequently determined that the options were not granted until July 15, 2005 (the date that the terms of Mr. Castor's employment agreement were finalized). The options were determined to have an exercise price of $2.75, which was the closing price of the Company's common stock on July 15, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    KATY INDUSTRIES, INC.
                                    (Registrant)


                                    By: /s/ Amir Rosenthal
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                                        Amir Rosenthal
                                        Vice President, Chief Financial Officer,
                                        General Counsel and Secretary

Date: August 15, 2005